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                                                                    EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                        PREFERREDPLUS TRUST SERIES GEC-1

                                DISTRIBUTION DATE
                                 MARCH 15, 2005
                             CUSIP NUMBER 740434642
                             CUSIP NUMBER 740434634


(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the General Electric Capital Corp 6.75% Notes due 2032 (the "Underlying Securities"):

                           Interest:                $5,202,731.25
                           Principal:                        0.00
                           Premium:                          0.00

(ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                           Paid by the Trust:               $0.00
                           Paid by the Depositor:       $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                  Class A:
                           Interest:                $4,663,188.75
                           Principal:                       $0.00

                           Unpaid Interest Accrued:         $0.00

                  Class B:
                           Interest:                  $539,542.50
                           Principal:                       $0.00

                           Unpaid Interest Accrued:         $0.00

(iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                           Principal Amount:         $154,155,000
                           Interest Rate:                     6.750%
                           Rating:
                                   Moody's Investor Service            Aaa
                                   Standard & Poor's Rating Service    AAA

(v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                           Class A: ($25 Stated Amount)
                           Initial Principal Balance:             $154,155,000
                           Reduction:                                       (0)
                                                               -----------------
                           Principal Balance 03/15/05:            $154,155,000


                           Class B: ($25 Notional Stated Amount)
                           Initial Principal Balance:             $154,155,000
                           Reduction:                                       (0)
                                                                --------------
                           Notional Principal Balance 03/15/05:   $154,155,000